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                                                                    EXHIBIT 3.13

                          CERTIFICATE OF INCORPORATION

                                       OF

                       PROGRESSIVE STAMPING CO. (DE), INC.

     ARTICLE I. Name. The name of the Corporation is Progressive Stamping Co.
(DE), Inc.

     ARTICLE II. Registered Office and Agent. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     ARTICLE III. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

     ARTICLE IV. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is 3,045,000 shares, divided into three (3) classes consisting of 1,045,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), 1,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and 1,000,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"). Class A Common Stock and Class B Common Stock are hereinafter sometimes collectively referred to as "Common Stock."

          The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class.

          A.   PREFERRED STOCK

                    1. Issue in Series. Preferred Stock may be issued from time to time in one or more series, each such series to have the terms stated herein or in the resolution of the Board of Directors of the Corporation providing for its issue. All shares of any one series of Preferred Stock will be identical, but shares of different series of Preferred Stock need not be identical or rank equally except insofar as provided by law or herein.

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                    2. Creation of Series. In addition to the Series A Junior
               Preferred Stock provided for herein, the Board of Directors will have authority by resolution to cause to be created one or more series of Preferred Stock, and to determine and fix with respect to each series prior to the issuance of any shares of the series to which such resolution relates:

                         a. The distinctive designation of the series and the
                    number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

                         b. The dividend rate and the times of payment of
                    dividends on the shares of the series, whether dividends will be cumulative, and if so, from what date or dates;

                         c. The price or prices at which, and the terms and
                    conditions on which, the shares of the series may be redeemed at the option of the Corporation;

                         d. Whether or not the shares of the series will be
                    entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

                         e. Whether or not the shares of the series will be
                    convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                         f. The rights of the shares of the series in the event
                    of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                         g. Whether or not the shares of the series will have
                    priority over or be on a parity with or be junior to the shares of any other series or class in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the

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                    shares of any such junior series or class, and the terms of any such restriction;

                         h. Whether the series will have voting rights, in
                    addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

                         i. Any other preferences, qualifications, privileges,
                    options and other relative or special rights and limitations of that series.

                    3. Dividends. Holders of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed herein for the Series A Junior Preferred Stock and by the Board of Directors for any other series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

                    4. Preference on Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of the Series A Junior Preferred Stock or any other series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation or entity, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein.

                    5. Redemption. The Corporation, at the option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed in this Certificate for the Series A Junior Preferred Stock and by the Board of Directors for any other series.

                    6. Voting Rights. Except as otherwise required by law, as
               otherwise provided herein or as otherwise determined by the Board of

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               Directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred
               Stock shall have no voting rights and shall not be entitled to any notice of meeting of stockholders.

          B.   SERIES A JUNIOR PREFERRED STOCK

                    1. Designation, Number of Shares. The first series of
               Preferred Stock shall be designated as the 12% Series A Junior Preferred Stock ("Series A Junior Preferred Stock"), and the number of shares which shall constitute such series shall be 45,000. The par value of the Series A Junior Preferred Stock shall be $.01 per share.

                    2. Accrual and Payment of Dividends

                         a. The holders of Series A Junior Preferred Stock shall
                    be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends at the rate of $12 per share per annum.

                         Such dividends shall be payable in annual installments
                    in arrears commencing April 1, 2001 and thereafter on the first day of April (unless such day is not a business day in which event on the last preceding business day) in each such year (hereinafter referred to as a "Dividend Accrual Date"), except that the dividend payment payable on April 1, 2001 shall be calculated from the date of original issuance through April 1, 2001. Each such dividend on Series A Junior Preferred Stock when paid shall be payable to holders of record as they appear on the stock books of the Corporation on the date established by the Board of Directors of the Corporation as the record date for the payment of such dividend (which record date shall not precede the date upon which the resolution fixing such record date is adopted and which record date shall be not more than sixty days prior to such action). If no record date is fixed, the record date for determining holders for such purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating to such dividend payment. Dividends with respect to any shares of Series A Junior Preferred Stock shall accrue (whether or not earned or declared) from the date of issue of such shares.

                         b. Such dividends on the Series A Junior Preferred
                    Stock shall be cumulative, whether or not earned or declared, so that if at any time full cumulative dividends at the rate aforesaid on all shares of Series A Junior Preferred Stock then outstanding to the end of the annual dividend period next preceding such time shall not have been paid, the amount of the deficiency shall be paid

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                    before any sum shall be set aside for or applied by the
                    Corporation to the purchase, redemption or other acquisition for value of any shares of Junior Stock (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock (other than a dividend payable in Junior Stock); provided, however, that the foregoing shall not prohibit the Corporation from repurchasing shares of Junior Stock from a former employee of the Corporation (or a subsidiary of the Corporation) where such repurchase arises from the Corporation's option to repurchase such shares upon termination of such employee's employment with the Corporation (or a subsidiary) pursuant to a written agreement between the Corporation and such employee. Accrued dividends on the Series A Junior Preferred Stock if not paid on the first or any subsequent Dividend Accrual Date following accrual shall thereafter accrue additional dividends in respect thereof (the "Additional Dividends"), compounded annually, at the rate of 12% per annum.

                         c. When dividends are not paid in full upon the Series
                    A Junior Preferred Stock and any other stock ranking on a parity as to dividends with the Series A Junior Preferred Stock, all dividends paid upon shares of Series A Junior Preferred Stock and any other stock ranking on a parity as to dividends with the Series A Junior Preferred Stock shall be paid pro rata so that in all cases the amount of dividends paid per share on the Series A Junior Preferred Stock and such other stock shall bear the same ratio that accrued dividends per share on the shares of Series A Junior Preferred Stock and such other stock bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Series A Junior Preferred Stock have been paid, no dividends shall be declared or paid or set aside for payment upon any other stock of the Corporation ranking on a parity with the Series A Junior Preferred Stock as to dividends.

                         d. An annual dividend period shall commence on the day
                    following a Dividend Accrual Date and shall end on the next succeeding Dividend Accrual Date.

                    3. Preference on Liquidation

                         a. In the event that the Corporation shall be
                    liquidated, dissolved or wound up, whether voluntarily or involuntarily, after all creditors of the Corporation shall have been paid in full, the holders of the Series A Junior Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or

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                    earnings, before any amount shall be paid to the holders of any shares of Junior Stock, an amount equal to $100 in cash per share plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the date of final distribution, and no more. If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be insufficient to pay the holders of all outstanding shares of Series A Junior Preferred Stock and of any shares of stock ranking on a parity with the Series A Junior Preferred Stock the full amounts to which they respectively shall be entitled, such assets, or the proceeds thereof, shall be distributed ratably among the holders of the Series A Junior Preferred Stock and of any shares of stock ranking on a parity with the Series A Junior Preferred Stock. Holders of Series A Junior Preferred Stock shall not be entitled, upon the liquidation, dissolution or winding up of the Corporation, to receive any amounts with respect to such stock other than the amounts referred to in this Article IV.B(3)(a).

                         b. Neither the purchase nor redemption by the
                    Corporation of shares of any class of stock in any manner permitted by the Certificate of Incorporation or any amendment thereof, nor the merger or consolidation of the Corporation with or into any other corporation or corporations, nor a sale, transfer or lease of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this Article IV.B(3); provided, however, that any consolidation or merger of the Corporation in which the Corporation is not the surviving entity shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Article IV.B(3) if, (A) in connection therewith, the holders of Common Stock of the Corporation receive as consideration, whether in whole or in part, for such Common Stock (1) cash, (2) notes, debentures or other evidences of indebtedness or obligations to pay cash or (3) preferred stock of the surviving entity (whether or not the surviving entity is the Corporation) which ranks on a parity with or senior to the preferred stock received by holders of the Series A Junior Preferred Stock with respect to liquidation or dividends or (B) the holders of the Series A Junior Preferred Stock do not receive preferred stock of the surviving entity with rights, powers and preferences equal to (or more favorable to the holders than) the rights, powers and preferences of the Series A Junior Preferred Stock.

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                    4. Redemption.

                         a. Mandatory Redemption. All outstanding shares of
                    Series A Junior Preferred Stock shall be redeemed from funds legally available therefor on [April 1, 2020] (the "Series A Mandatory Redemption Date"), at a price per share equal to $100 plus an amount per share equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the Series A Mandatory Redemption Date.

                         b. Optional Redemption. The Series A Junior Preferred
                    Stock may be redeemed from funds legally available therefor, in whole or in part, at the election of the Corporation, expressed by resolution of the Board of Directors, at any time and from time to time at a price per share equal to $100 plus an amount per share equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the date of redemption.

                         c. The aggregate amount of the redemption pursuant to
                    Article IV.B(4)(a) or (b) is hereinafter referred to as the "Series A Junior Redemption Price" with respect to such redemption. The Series A Mandatory Redemption Date and the date of any redemption pursuant to Article IV.B(4)(b) are each hereinafter referred to individually as a "Series A Redemption Date."

                    5. Redemption Procedure

                         a. A redemption pursuant to Article IV.B(4) shall be
                    accomplished in the manner and with the effect as set forth in this Article IV.B(5).

                         b. Notice of the redemption of Series A Junior
                    Preferred Stock pursuant to Article IV.B(4) shall be given by mail not less than ten (10) days prior to the Series A Redemption Date. If less than all the outstanding shares of Series A Junior Preferred Stock is to be redeemed, the selection of shares for redemption shall be made pro rata and the notice of redemption to a holder shall state the number of shares of Series A Junior Preferred Stock of such holder to be redeemed. The amount of the Series A Junior Redemption Price shall be deposited on or before the Series A Redemption Date in trust for the account of the holders of shares of Series A Junior Preferred Stock entitled thereto with a bank or trust company in good standing doing business in the State of New York and having capital and surplus of at least $100,000,000 (the

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                    date of such deposit being hereinafter in this Article
                    IV.B(5) referred to as the "date of deposit").

                         c. Notice of the date on which, and the name and
                    address of the bank or trust company with which, the deposit has been or will be made shall be included in the notice of redemption. On and after the Series A Redemption Date (unless default shall be made by the Corporation in providing money for the payment of the Series A Junior Redemption Price pursuant to the notice of redemption), or if the Corporation shall make such deposit on or before the date specified therefor in the notice of redemption, then on and after the date of deposit (provided notice of redemption has been duly given), all dividends on the Series A Junior Preferred Stock so called for redemption shall cease to accrue and, notwithstanding that any certificate for shares of Series A Junior Preferred Stock is not surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as stockholders of the Corporation with respect to such shares shall cease and terminate, except the right to receive the Series A Junior Redemption Price as hereinafter provided.

                         d. At any time on or after the Series A Redemption
                    Date, or if the Corporation shall deposit the money for such redemption prior to the Series A Redemption Date, then at any time on or after the date of deposit, which time shall be specified by the Corporation in the notice of redemption and which shall not be later than the Series A Redemption Date, the holders of record of shares of Series A Junior Preferred Stock to be redeemed shall be entitled to receive the Series A Junior Redemption Price upon actual delivery to the bank or trust company with which such deposit shall be made of certificates for the shares to be redeemed, such certificates, if required, to be duly endorsed in blank or accompanied by proper instruments of assignment and transfer duly endorsed in blank. The making of such deposit with any such bank or trust company shall not relieve the Corporation of liability for payment of the Series A Junior Redemption Price.

                         e. Any money so deposited which shall remain unclaimed
                    by the holders of such shares of Series A Junior Preferred Stock at the end of two (2) years after the Series A Redemption Date shall be paid by such bank or trust company to the Corporation, which shall thereafter, to the extent of the money so repaid, be liable for the payment of the Series A Junior Redemption Price. Any interest accrued on money so deposited shall be paid to the Corporation from time to time.

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                    6. Voting. Except as required by law and except for any
               voting by the holders of the Series A Junior Preferred Stock as part of a separate class or series pursuant to Article IV.B(7) hereunder or any other provision of the Corporation's Certificate of Incorporation, no holder of Series A Junior Preferred Stock, as such holder, shall be entitled to vote on any matter submitted to a vote of stockholders. On any matters on which the holders of the Series A Junior Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held. Except as otherwise provided by law or as otherwise provided herein, the holders of shares of Series A Junior Preferred Stock shall not be entitled to notice of any meeting of stockholders.

                    7. Other Rights. Without the written consent of the holders of all of the outstanding shares of Series A Junior Preferred Stock or the vote of the holders of all of the outstanding shares of Series A Junior Preferred Stock at a meeting of the holders of Series A Junior Preferred Stock called for such purpose, the Corporation shall not amend, alter or repeal any provision of the Corporation's Certificate of Incorporation so as to adversely affect the rights and preferences of the Series A Junior Preferred Stock including any change to the dividend payable on the Series A Junior Preferred Stock; provided, further, that in no event will the issuance of any series of Preferred Stock that is senior to, on a parity with or junior to the Series A Junior Preferred Stock or has a redemption date earlier than the Series A Junior Preferred Stock be deemed to adversely affect the rights and preferences of the Series A Junior Preferred Stock.

                    8. Acknowledgement. Each holder of Series A Junior Preferred
               Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and redemption and repurchase of, such securities by the Corporation are subject to restrictions contained in certain credit and financing agreements of the Corporation.

                    9. Definitions

                         The following terms, when used in this Article IV.B,
                    shall have the meanings set forth below:

                         a. As used herein, the amount of dividends "accrued" on
                    any share of Series A Junior Preferred Stock as at any date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding Dividend Accrual Date with respect to which dividends have not been paid, whether or not earned or declared.

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                         b. "corporation" shall mean a corporation, partnership,
                    business trust, unincorporated organization, association, limited liability company or joint stock company.

                         c. "Junior Stock" shall mean any series or class of the
                    capital stock of the Corporation now or hereafter authorized or issued by the Corporation, including any series or class of preferred stock, ranking junior to the Series A Junior Preferred Stock with respect to dividends or distributions or upon the liquidation, distribution of assets, dissolution or winding-up of the Corporation, including without limitation the Common Stock.

                         d. "person" shall mean an individual, a corporation,
                    partnership, trust, organization, association, government or any department or agency thereof, or any other individual or entity.

          C.   CLASS A AND CLASS B COMMON STOCK

               Except as otherwise provided herein, all shares of Class A and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

                    1. Dividends. Holders of Class A and Class B Common Stock
               shall be entitled to receive ratably such dividends as may be declared by the Board of Directors; provided that if dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends shall be declared which are payable at the same rate on each class of Common Stock and the dividends payable in shares of Class A Common Stock shall be payable to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock shall be payable to holders of Class B Common Stock.

                    2. Conversion. Upon the adoption of a resolution by the
               Board of Directors of Fabri-Steel Holdings Incorporated, a Delaware corporation ("Fabri-Steel"), authorizing Fabri-Steel or its Affiliates (as defined below) to conduct a High Yield Offering (as defined below), the Corporation, expressed by resolution of the Board of Directors, at any time and from time to time shall be entitled to convert any or all of any Class A Common Stock held by any party other than Fabri-Steel or its Affiliates into the same number of shares of Class B Common Stock. The Corporation, expressed by resolution of the Board of Directors, at any time and from time to time shall be entitled to convert any or all of any record holder's Class B Common Stock into the same number of shares of Class A Common Stock.

                    Each conversion of shares of one class of Common Stock into shares of another class of Common Stock shall be effected immediately

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               upon adoption of a resolution of the Board of Directors to that effect. Upon such conversion, the applicable record holder shall surrender the certificate or certificates representing the shares to be converted at the principal office of the Corporation. Such conversion shall be deemed to have been effected as of the close of business on the date on which the applicable resolution is adopted, whether or not the certificate or certificates have been surrendered, and at such time the rights of any such holder with respect to the converted class of Common Stock shall cease and the person or persons in whose name or names the certificate or certificates for shares of the other class of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of such other class of Common Stock represented thereby.

                    As used in this section IV.C(2), "Affiliate" means with
               respect to any person or entity, (i) a person or entity that is a member of the consolidated group of such person or entity for federal income tax purposes or (ii) a person or entity in which such person or entity owns, directly or indirectly through one or more intermediaries, more than fifty percent (50%) of the outstanding capital stock or equity of such person or entity.

                    As used in this section IV.C(2), "High Yield Offering" shall mean an issuance by Fabri-Steel of at least $75,000,000 in unsecured debt securities with a weighted average maturity of at least five (5) years pursuant to (i) a completed firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (ii) a completed placement under Rule 144A promulgated under the Securities Act of 1933, as amended.

                    3. Transfers. The Corporation shall not close its books
               against the transfer of any share of Common Stock, or of any share of Common Stock issued or issuable upon conversion of shares of the other class of Common Stock, in any manner that would interfere with the timely conversion of such shares of Common Stock.

                    4. Subdivision and Combinations of Shares. If the
               Corporation in any manner subdivides or combines the outstanding shares of any class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided or combined.

                    5. Reservation of Shares for Conversion. So long as any
               shares of any class of Common Stock are outstanding, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock, the number of shares sufficient for issuance upon conversion.

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                    6. Distribution of Assets. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a "Distribution Event"), holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders after all amounts to which the holders of Preferred Stock are entitled have been paid or set aside in cash for payment.

                    7. Voting Rights. The holders of Class A Common Stock shall have the general right to vote for all purposes, including the election of directors, as provided by law. Each holder of Class A Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise required by law, the holders of Class B Common Stock shall have no voting rights.

                    8. Merger, etc. In connection with any merger,
               consolidation, or recapitalization in which holders of Class A Common Stock generally receive, or are given the opportunity to receive, consideration for their shares (a) all holders of Class B Common Stock shall be given the opportunity to receive the same form of consideration for their shares as is received by holders of Class A Common Stock and (b) holders of Class B Common Stock shall be entitled to receive the same amount of consideration per share as received by holders of Class A Common Stock.

     ARTICLE V. Incoporator. The name and mailing address of the incorporator are Mishael M. Azam, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103-2793.

     ARTICLE VI. Bylaws. The board of directors of the Corporation is authorized to adopt, amend or repeal the bylaws of the Corporation, except as otherwise specifically provided therein.

     ARTICLE VII. Elections of Directors. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     ARTICLE VIII. Right to Amend. The Corporation reserves the right to amend any provision contained in these Certificate of Incorporation as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation.

     ARTICLE IX. Limitation on Liability. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for

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any transaction from which the director derived an improper personal benefit.
Any repeal or modification of this Article VIII shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     ARTICLE X. Actions by Written Consent of Shareholders. Any action required or permitted to be taken at an annual or special meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.

     ARTICLE XI. Preemptive Rights. No holder of any shares of any class or series of capital stock of the Corporation shall have preemptive rights, except that holders of Common Stock may have preemptive rights as provided in a written agreement between the Corporation and such holder.

Dated: March 10, 2000


                                        ----------------------------------------
                                        Mishael M. Azam, Incorporator

                           CERTIFICATE OF DESIGNATION
                    OF 13.7% SERIES B SENIOR PREFERRED STOCK
                                       OF
                       PROGRESSIVE STAMPING CO. (DE), INC.

          Progressive Stamping Co., Inc., a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designation under the corporate seal of the Corporation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors has duly adopted the following resolutions:

          RESOLVED, that, pursuant to Article IV of the Certificate of Incorporation (which authorizes 1,045,000 shares of Preferred Stock, $.01 par value per share, of which none is presently issued and outstanding), the Board of Directors hereby fixes the designations and preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions of a series of Preferred Stock consisting of 75,000 shares to be designated 13.7% Series B Cumulative Senior Preferred Stock.

13.7% SERIES B CUMULATIVE SENIOR PREFERRED STOCK

          RESOLVED, that each share of the 13.7% Series B Cumulative Senior Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

               1. Designation, Number of Shares. The second series of Preferred Stock shall be designated as the 13.7% Series B Cumulative Senior Preferred Stock ("Series B Senior Preferred Stock"), and the number of shares which shall constitute such series shall be 75,000. The par value of the Series B Senior Preferred Stock shall be $.01 per share.

               2. Accrual and Payment of Dividends

                    a. The holders of Series B Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, cumulative dividends at the rate of $13.7 per share per annum.

                         Such dividends shall be payable in annual installments
                    in arrears commencing March 17, 2001 and thereafter on March 17 (unless such day is not a business day in which event on the last preceding business day) in each such year (hereinafter referred to as a "Dividend Accrual Date").

                         Each such dividend on Series B Senior Preferred Stock
                    when paid shall be payable to holders of record as they appear on the stock books of the Corporation on the date established by the Board of Directors of the Corporation as the record date for the payment of such dividend (which record date shall not precede the date upon which the resolution fixing such record date is adopted and which record date shall be not more than sixty days prior to such action). If no record date is fixed, the record date for determining holders for such purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating to such dividend payment. Dividends with respect to any shares of Series B Senior Preferred Stock shall accrue (whether or not earned or declared) from March 17, 2000.

                    b. Such dividends on the Series B Senior Preferred Stock shall be cumulative, whether or not earned or declared, so that if at any time full cumulative dividends at the rate aforesaid on all shares of Series B Senior Preferred Stock then outstanding to the end of the annual dividend period next preceding such time shall not have been paid, the amount of the deficiency shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any shares of Junior Stock (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock (other than a dividend payable in Junior Stock); provided, however, that the foregoing shall not prohibit the Corporation from repurchasing shares of Junior Stock from a former employee of the Corporation (or a subsidiary of the Corporation) where such repurchase arises from the Corporation's option to repurchase such shares upon termination of such employee's employment with the Corporation (or a subsidiary) pursuant to a written agreement between the Corporation and such employee. Accrued dividends on the Series B Senior Preferred Stock if not paid on the first or any subsequent Dividend Accrual Date following accrual shall thereafter accrue additional dividends in respect thereof (the "Additional Dividends"), compounded annually, at the rate of 13.7% per annum.

                    c. The right to receive dividends on the Series B Senior Preferred Stock shall rank on parity with that of any stock ranking on a parity as to dividends with the Series B Senior Preferred Stock, all dividends paid upon shares of Series B Senior Preferred Stock and any other stock ranking on a parity as to dividends with the Series B Senior Preferred Stock shall be paid pro rata so that in all cases the amount of dividends paid per share on the Series B Senior Preferred Stock and such other stock shall bear the same ratio that accrued dividends per share on the shares of Series B Senior Preferred Stock and such other stock bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Series B Senior Preferred Stock have been paid, no dividends shall be declared or paid or set aside for payment upon any other stock of the Corporation ranking on a parity with the Series B Senior Preferred Stock as to dividends.

                    d. An annual dividend period shall commence on the day following a Dividend Accrual Date and shall end on the next succeeding Dividend Accrual Date.

               3. Preference on Liquidation

                    a. In the event that the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after all creditors of the Corporation shall have been paid in full, the holders of the Series B Senior Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any amount shall be paid to the holders of any shares of Junior Stock, an amount equal to $100 in cash per share plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the date of final distribution, and no more. Series B Senior Preferred Stock shall rank on parity with any other shares of stock on parity with the Series B Senior Preferred Stock with respect to receiving any amount as a result of a liquidation, distribution of assets, dissolution or winding up of the Corporation. If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be insufficient to pay the holders of all outstanding shares of Series B Senior Preferred Stock and of any shares of stock ranking on a parity with the Series B Senior Preferred Stock the full amounts to which they respectively shall be entitled, such assets, or the proceeds thereof, shall be distributed ratably among the holders of the Series B Senior Preferred Stock and of any shares of stock ranking on a parity with the Series B Senior Preferred Stock. Holders of Series B Senior Preferred Stock shall not be entitled, upon the liquidation, dissolution or winding up of the Corporation, to receive any amounts with respect to such stock other than the amounts referred to in this Section
                    (3)(a).

                    b. Neither the purchase nor redemption by the Corporation of shares of any class of stock in any manner permitted by the Certificate of Incorporation or any amendment thereof, nor the merger or consolidation of the Corporation with or into any other corporation or corporations, nor a sale, transfer or lease of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this Section (3); provided, however, that any consolidation or merger of the Corporation in which the Corporation is not the surviving entity shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section (3) if, (A) in connection therewith, the holders of Common Stock of the Corporation receive as consideration, whether in whole or in part, for such Common Stock (1) cash, (2) notes, debentures or other evidences of indebtedness or obligations to pay cash or (3) preferred stock of the surviving entity (whether or not the surviving entity is the Corporation) which ranks on a parity with or senior to the preferred stock received by holders of the Series B Senior Preferred Stock with respect to liquidation or dividends or (B) the holders of the Series B Senior Preferred Stock do not receive preferred stock of the surviving entity with rights, powers and preferences equal to (or more favorable to the holders than) the rights, powers and preferences of the Series B Senior Preferred Stock.

               4. Redemption.

                    a. Mandatory Redemption. All outstanding shares of the Series B Senior Preferred Stock shall be redeemed from funds legally available therefor on the Mandatory Redemption Date, at a price per share equal to $100 plus an amount per share equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the Mandatory Redemption Date. The holders of the Series B Senior Preferred Stock shall be paid in full in accordance with this Section 4(a) prior to any payment made to the holders of any outstanding shares of the Corporation's 12% Series A Cumulative Junior Preferred Stock, par value $.01 per share (the "Series A Junior Preferred Stock"),and any other of the Corporation's Junior Stock, pursuant to the respective mandatory redemption terms (if any) of such stock.

                    b. Optional Redemption. The Series B Senior Preferred Stock may be redeemed from funds legally available therefor, in whole or in part, at the election of the Corporation, expressed by resolution of the Board of Directors, at any time and from time to time at a price per share equal to $100 plus an amount per share equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including any Additional

                    Dividends) to the date of redemption (the "Optional Redemption Date).

                    c. The aggregate amount of the redemption pursuant to Section (4)(a) for a Mandatory Redemption or Section (4)(b) for an Optional Redemption is hereinafter referred to as the "Redemption Price" with respect to such redemption. As used herein, "Mandatory Redemption Date" and "Optional Redemption Date" shall hereinafter sometimes be referred to as the "Redemption Date".

               5. Redemption Procedure

                    a. A redemption pursuant to Section (4) shall be accomplished in the manner and with the effect as set forth in this Section (5).

                    b. Notice of the redemption of Series B Senior Preferred Stock pursuant to Section (4) shall be given by mail not less than ten (10) days prior to the applicable Redemption Date. If less than all the outstanding Series B Senior Preferred Stock is to be redeemed, the selection of shares for redemption shall be made pro rata and the notice of redemption to a holder shall state the number of shares of Series B Senior Preferred Stock of such holder to be redeemed. The amount of the Redemption Price shall be deposited on or before the Redemption Date in trust for the account of the holders of Series B Senior Preferred Stock entitled thereto with a bank or trust company in good standing doing business in the State of New York and having capital and surplus of at least $100,000,000 (the date of such deposit being hereinafter in this Section (5) referred to as the "date of deposit").

                    c. Notice of the date on which, and the name and address of the bank or trust company with which, the deposit has been or will be made shall be included in the notice of redemption. On and after the applicable Redemption Date (unless default shall be made by the Corporation in providing money for the payment of the Redemption Price pursuant to the notice of redemption), or if the Corporation shall make such deposit on or before the date specified therefor in the notice of redemption, then on and after the date of deposit (provided notice of redemption has been duly given), all dividends on the Series B Senior Preferred Stock so called for redemption shall cease to accrue and, notwithstanding that any certificate for shares of Series B Senior Preferred Stock is not surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as stockholders of the Corporation with respect to such shares shall cease and terminate, except the right to receive the Redemption Price as hereinafter provided.

                    d. At any time on or after the applicable Redemption Date, or if the Corporation shall deposit the money for such redemption prior to the applicable Redemption Date, then at any time on or after the date of deposit, which time shall be specified by the Corporation in the notice of redemption and which shall not be later than the applicable Redemption Date, the holders of record of the Series B Senior Preferred Stock to be redeemed shall be entitled to receive the Redemption Price upon actual delivery to the bank or trust company with which such deposit shall be made of certificates for the shares to be redeemed, such certificates, if required, to be duly endorsed in blank or accompanied by proper instruments of assignment and transfer duly endorsed in blank. The making of such deposit with any such bank or trust company shall not relieve the Corporation of liability for payment of the Redemption Price.

                    e. Any money so deposited which shall remain unclaimed by the holders of such Series B Senior Preferred Stock at the end of two (2) years after the applicable Redemption Date shall be paid by such bank or trust company to the Corporation, which shall thereafter, to the extent of the money so repaid, be liable for the payment of the Redemption Price. Any interest accrued on money so deposited shall be paid to the Corporation from time to time.

               6. Voting. Except as required by law and except for any voting by the holders of the Series B Senior Preferred Stock as part of a separate class or series pursuant to Section (7) hereunder or any other provision of the Certificate of Incorporation, no holder of Series B Senior Preferred Stock, as such holder, shall be entitled to vote on any matter submitted to a vote of stockholders. On any matters on which the holders of the Series B Senior Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

               7. Other Rights. Without the written consent of the holders of all of the outstanding shares of Series B Senior Preferred Stock or the vote of the holders of all of the outstanding shares of Series B Senior Preferred Stock at a meeting of the holders of Series B Senior Preferred Stock called for such purpose, the Corporation shall not amend, alter or repeal any provision of the Certificate of Incorporation so as to adversely affect the rights and preferences of the Series B Senior Preferred Stock including any change to the dividend payable on the Series B Senior Preferred Stock; provided, further, that in no event will the issuance of any series of Preferred Stock that is on a parity with or junior to the Series B Senior Preferred Stock or has a redemption date earlier than the Series B Senior

               Preferred Stock be deemed to adversely affect the rights and preferences of the Series B Senior Preferred Stock.

               8. Acknowledgement. Each holder of Series B Senior Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and redemption and repurchase of, such securities by the Corporation are subject to restrictions contained in certain credit and financing agreements of the Corporation.

               9. Definitions

                    The following terms, when used herein, shall have the meanings set forth below:

                    a. As used herein, the amount of dividends "accrued" on any share of Series B Senior Preferred Stock at any date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding Dividend Accrual Date with respect to which dividends have not been paid, whether or not earned or declared.

                    b. "corporation" shall mean a corporation, partnership, business trust, unincorporated organization, association, limited liability company or joint stock company.

                    c. "Junior Stock" shall mean any series or class of the capital stock of the Corporation now or hereafter authorized or issued by the Corporation, including any series or class of preferred stock, ranking junior to the Series B Senior Preferred Stock with respect to dividends or distributions or upon the liquidation, distribution of assets, dissolution or winding-up of the Corporation, including without limitation the Series A Junior Preferred Stock, the Class A Common Stock of the Corporation, par value $.01 per share and the Class B Common Stock of the Corporation, par value $.01 per share.

                    d. "Mandatory Redemption Date" shall mean March 17, 2020.

                    e. "person" shall mean an individual, a corporation, partnership, trust, organization, association, government or any department or agency thereof, or any other individual or entity.

          IN WITNESS WHEREOF, Progressive Stamping Co. (DE), Inc. has caused this Certificate of Designation to be signed by its Vice President, and attested
by its Secretary, this     day of March, 2000.
                       ---

ATTEST:                                 PROGRESSIVE STAMPING CO.(DE), INC.


-------------------------------         ----------------------------------------
Secretary                               Vice President

                              CERTIFICATE OF MERGER
                                       OF
             PROGRESSIVE STAMPING CO., INC., a Michigan corporation
                                      INTO
           PROGRESSIVE STAMPING CO. (DE), INC., a Delaware corporation

     The undersigned corporation

     DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

             NAME                     STATE OF INCORPORATION
             ----                     ----------------------
Progressive Stamping Co., Inc.               Michigan
Progressive Stamping Co. (DE), Inc.          Delaware

     SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

     THIRD: That the name of the surviving corporation of the merger is Progressive Stamping Co. (DE), Inc.

     FOURTH: That the Certificate of Incorporation of Progressive Stamping Co.
(DE), Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorpration of the surviving corporation.

     FIFTH: That the executed Agreement of Plan and Merger is on file at an office of the surviving corporation, the address of which is 2807 Samoset Road, Royal Oak, Michigan 48073.

     SIXTH: That a copy of the Agreement of Plan and Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                                             Number    Par Value
           Corporation                       Class         of Shares   Per Share
-----------------------------------   ------------------   ---------   ---------
Progressive Stamping Co., Inc.        Common                  19,029     $1.00
Progressive Stamping Co. (DE), Inc.   Class A Common       1,000,000     $ .01
                                      Class B Common       1,000,000     $ .01
                                      Series A Preferred   1,045,000     $ .01

                  [Remainder of page left intentionally blank]

     EIGHTH: That this Certificate of Merger shall be effective on March 17, 2000.

Dated: March 17, 2000

                                        PROGRESSIVE STAMPING CO. (DE), INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title: